Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

NON-EXCLUSIVE PATENT LICENSE AGREEMENT
This NON-EXCLUSIVE PATENT LICENSE AGREEMENT (the “Agreement”) is
made and effective September 8, 2023 (the “Effective Date”) by and between Biogen MA, Inc. (“Biogen”), a Delaware corporation, and Cartesian Therapeutics, Inc. (“Cartesian”), a Delaware corporation (each a “Party,” and collectively, the “Parties”).

WHEREAS, Cartesian desires a non-exclusive license of certain Licensed IP (defined below) of Biogen for use in the Field (defined below), and Biogen is willing to grant Cartesian the license on the terms and conditions set forth below; and

NOW THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I. DEFINITIONS

1.1.    “Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, a Party. As used herein, “control” means the power to direct the management or affairs of a person or entity, and “ownership” means the beneficial ownership of at least 50% of the voting securities or power of a person or entity.

1.2.    “Field” means the prevention, treatment, palliation and management of autoimmune diseases and disorders; provided, however, that the Field shall not include any disease or disorder that is a cancer, a neoplastic disorder, or a paraneoplastic disorder such as multiple myeloma, monoclonal gammopathy of undetermined significance (MGUS), leukemia, lymphoma, or a solid tumor.

1.3.    “Licensed IP” means, collectively, Biogen’s rights in (i) PCT application [***], (ii) all patents that have issued or in the future issue from the foregoing, and (iii) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications that claim priority thereto, in any country or region, worldwide.

1.4.    “Licensed Product” means any product or process that contains or uses cell-based immunotherapy having an engineered T-Cell modified with an mRNA comprising, or encoding a protein comprising, an [***] claimed in a patent or patent application within the Licensed IP.

1.5.    “Third Party” means any person or entity other than Biogen, Cartesian and their Affiliates.

Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE II.
NON-EXCLUSIVE LICENSE

2.1.    Grant of Non-Exclusive License. Subject to the terms and conditions of this Agreement, Biogen hereby grants to Cartesian a non-exclusive, sublicensable, worldwide, perpetual license to under the Licensed IP to research, develop, make, have made, use, offer for sale, sell and import the Licensed Product for use in the Field. For clarity, Cartesian shall have no obligation to use, develop, sell, or otherwise exploit any Licensed Product.

2.2.    “As-Is, Where-Is” License. Biogen makes no representation or warranty with respect to the Licensed IP, or with respect to freedom to operate, and the Licensed IP is provided “AS IS, WHERE IS”.

2.3.    Sublicensing. Cartesian may sublicense (through multiple tiers) some or all of its rights under this ARTICLE II to one or more Third Parties (each, a “Sublicense”), provided that any such Sublicense shall be evidenced by a written agreement between Cartesian and the applicable Third Party wherein such Third Party agrees to be bound by the terms and conditions of this Agreement. Within [***] calendar days of executing a Sublicense contract, Cartesian shall provide to Biogen a copy of the contract, the nature and terms of which Biogen shall keep confidential.

2.4.    No Implied Licenses. Neither Party grants (or agrees to grant) to the other Party any license except as expressly set forth in this Agreement, whether by implication, estoppel or otherwise.

ARTICLE III. LICENSE FEES

3.1.    Upfront Fee. Within [***] calendar days of the Effective Date, Cartesian shall pay Biogen the one-time, upfront license fee of Five Hundred Thousand Dollars ($500,000).
3.2.    Annual Fee. During the Term, within [***] calendar days of each anniversary of the Effective Date, Cartesian shall pay Biogen the annual license fee of Fifty Thousand Dollars ($50,000).

3.3.    No Other Expenses or Fees. Except as expressly provided in this ARTICLE III, Cartesian shall owe Biogen no other expenses, fees, or royalties.

ARTICLE IV. LICENSED IP RIGHTS
4.1.    Prosecution, Maintenance and Enforcement. As between the Parties, Biogen shall have the sole right (but not the obligation), at its sole expense, to prepare, file, prosecute, maintain, enforce and defend the Licensed IP. Biogen shall consider in good faith the interests of Cartesian in so doing.

Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

4.2.    Notice to Cartesian of Certain Events. During the Term, Biogen shall promptly notify Cartesian when a Third Party (i) has challenged a patent under the Licensed IP in a legal proceeding or (ii) is believed by Biogen to have infringed any claim of a patent within the Licensed IP.

ARTICLE V.
TERM, TERMINATION, AND EXPIRATION

5.1.    Term. The term of this Agreement shall commence on the Effective Date and continue in full force and effect unless terminated or expired as provided hereunder (the “Term”).

5.2.    Termination.

(a)    By Cartesian. Cartesian may terminate this Agreement for any reason or no reason.
(b)    By Biogen. In each case after a notice-and-cure period of 30 calendar days, Biogen may terminate this Agreement for Cartesian’s failure to pay a fee owed to Biogen under ARTICLE III, or for any other material breach of this Agreement.

(c)    Notice. Termination shall be effective 15 calendar days after a Party notifies the other of termination.

5.3.    Expiration. This Agreement shall expire, without further act by the Parties, when all claims of all issued patents within the Licensed IP have expired or been finally rendered revoked, invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction.

5.4.    Consequences of Termination or Expiration.

(a)    License. Upon termination or expiration of this Agreement, the license granted hereunder shall terminate.

(b)    Fees. Upon termination or expiration of this Agreement, Cartesian shall immediately pay any fees owed to Biogen pursuant to ARTICLE III and outstanding immediately prior to the effective date of the termination or expiration (if any). Cartesian shall incur no additional fees thereafter.

(c)    Survival. This Section 5.4 and ARTICLE VI shall survive any expiration or termination of this Agreement.

(d)    Remedies. Termination or expiration of this Agreement under this ARTICLE V shall not affect any other rights or remedies available to a Party in law or equity.
ARTICLE VI.

Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

MISCELLANEOUS
6.1.    Confidentiality. Except where required by law, neither Biogen nor Cartesian shall, without the prior written consent of the other Party, issue any statement or communication to the public, the press or any Third Party regarding this Agreement or the existence thereof, or any act or disclosure thereunder; provided, however, that Cartesian may disclose the terms and status of this Agreement (including a copy of this instrument) to a prospective or actual business partner, investor, or purchaser of Cartesian that is contractually bound to Cartesian to keep such disclosure confidential. The confidentiality obligations of this Section 6.1 shall survive [***] years after termination or expiration of this Agreement.

6.2.    Authority and Freedom to Enter into this Agreement. Each Party represents and warrants that (i) it has lawful authority and freedom to enter into this Agreement, and (ii) the execution and delivery of this Agreement and performance of such Party’s obligations hereunder do no conflict with, or constitute a default under, any contractual obligation of such Party.

6.3.    No Consequential Damages. EXCEPT FOR THE BREACH OF ANY CONFIDENTIALITY OBLIGATIONS HEREUNDER, IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

6.4.    Entire Agreement; Construction. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, representations, commitments, course of dealings and writings with respect to such subject matter.

6.5.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument.

6.6.    Expenses. Except as expressly stated herein, each Party shall bear its own expenses in connection with this Agreement.
6.7.    Notices. All notices and other communications under this Agreement shall be sent by traceable mail or courier as follows:

If to Biogen:

Biogen MA, Inc. 225 Binney Street
Cambridge, MA 02142 Attn: [***]

Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

If to Cartesian:
Cartesian Therapeutics, Inc. 704 Quince Orchard Blvd Suite 210ª
Gaithersburg, MD 20878 Attn: [***]

6.8.    Assignment. This Agreement shall not be assignable without the prior written consent of the other Party, except: (i) with respect to Biogen, to an Affiliate of Biogen,
(ii) with respect to Cartesian, to an Affiliate of Cartesian, or (iii) to a Third Party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party to which this Agreement relates. Any purported assignment in violation of this Section 6.8 shall be void.
6.9.    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

6.10.    Governing Law. This Agreement and any dispute in connection with it shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict-of-laws principles.

6.11.    Jurisdiction. All actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the state and federal courts located in Boston, Massachusetts.

6.12.    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT.

6.13.    Severability. If any provision in this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall not be affected or impaired thereby.

6.14.    No Waiver. No failure or delay to exercise a right, remedy, power, or privilege of this Agreement shall operate as a waiver thereof.

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Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

BIOGEN MA, INC.
By:	/s/ Paul Weinreb
Name:	Paul Weinreb
Title:	Head of Biologics Drug Discovery

CARTESIAN THERAPEUTICS
By:	/s/ Michael S. Singer, MD, Ph.D.
Name:	Michael S. Singer, M.D., Ph.D.
Title:	Vice President